Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 1-A Amendment, of our report dated October 18, 2022, relating to the balance sheet of Thunder Energies Corporation as of December 31, 2021 and 2020, and the related statements of operations, changes in shareholder's equity and cash flows, for the fiscal year end December 31, 2021 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Paris, Kreit & Chiu CPA LLP

New York, NY

January 19, 2023